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                                                                   EXHIBIT 23(5)
MORGAN STANLEY

                                                  MORGAN STANLEY & CO.
                                                  INCORPORATED
                                                  1251 AVENUE OF THE AMERICAS
                                                  NEW YORK, NEW YORK 10020
                                                  (212) 703-4000

                                          September 26, 1994

To: Board of Directors
    Arrow Electronics, Inc.
    25 Hub Drive
    Melville, NY 11747

Members of the Board:

     Morgan Stanley & Co. Incorporated hereby consents to the filing of the opinion letter dated September 21, 1994 as an exhibit to the Registration Statement on S-4 of Arrow Electronics, Inc. and to the use of our name and the references therein to such opinion letter. In giving our consent, we do not admit that we are of the category of persons from whom such a consent is required.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                          By: /s/ DHIREN H. SHAH
                                            ------------------------------------
                                              Dhiren H. Shah
                                              Principal